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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report: April 5, 2006
Myogen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50438	84-1348020

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7575 West 103rd Avenue, Suite 102 Westminster, Colorado	80021

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (303) 410-6666
Not applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Section 7 — Regulation FD
Item 7.01 Regulation FD Disclosure.
     On April 3, 2006 (the “Commencement Date”) we commenced distribution of Flolan® in the United States under the Distribution and Supply Agreement (“Distribution Agreement”) executed on March 3, 2006 with SmithKline Beecham Corporation, d/b/a GlaxoSmithKline. Under the terms of the Distribution Agreement, we received exclusive rights to market, promote and distribute Flolan® and the sterile diluent for Flolan® in the United States for a three year period beginning on the Commencement Date. Since March 3, 2006, we have begun to expand our sales and marketing infrastructure and we expect to commence marketing Flolan® later this quarter.
     In accordance with General Instruction B.2. of Form 8-K, the information presented in this filing and furnished in the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.
Safe Harbor Statement; Forward Looking Statements.
     This report contains forward-looking statements that involve significant risks and uncertainties, including those discussed in this report and others that can be found in the “Risk Factors” section of our Annual Report on Form 10-K and our periodic reports on Form 10-Q and Form 8-K. We are providing this information as of the date of this report and do not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.
     We caution investors not to place undue reliance on the forward-looking statements contained in this report, including the projected timing of our marketing of Flolan® and the development of our commercial infrastructure. No forward-looking statement can be guaranteed and actual events and results may differ materially from those projected.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated April 5, 2006

MYOGEN, INC.
By:	/s/ Andrew D. Dickinson
Andrew D. Dickinson
Its:	Vice President and General Counsel